SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

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SeaSpine Holdings Corporation

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5770 Armada Drive
Carlsbad, California 92008
NOTICE OF 2017 ANNUAL MEETING OF
STOCKHOLDERS AND PROXY STATEMENT
Dear stockholder:
The annual meeting of stockholders of SeaSpine Holdings Corporation will be held at our principal executive offices located at 5770 Armada Drive, Carlsbad, California 92008, on Wednesday, June 14, 2017 at 9:00 a.m. local time, for the following purposes:

1.	To elect three Class II directors for a three-year term to expire at the 2020 annual meeting of stockholders.

2.	To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

3.	To transact any other business that may properly come before our annual meeting or any adjournment or postponement thereof.

Our board of directors has fixed the close of business on April 18, 2017 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. For the annual meeting, we have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and for voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials free of charge, if they so choose. The electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of the circulation of our proxy materials.
The Notice of Internet Availability of Proxy Materials will also provide the date, time and location of the annual meeting, and the matters to be acted upon at the meeting and our board of directors’ recommendation with regard to each matter.
All stockholders are cordially invited to attend the annual meeting. Whether or not you expect to attend the annual meeting, please vote by Internet or telephone as described in the enclosed proxy materials or, if you request that the proxy materials be mailed to you, please complete, sign and date the proxy card that is mailed to you and return it promptly. If you plan to attend the annual meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

By Order of the Board of Directors,

/s/ KEITH C. VALENTINE
Keith C. Valentine
President, Chief Executive Officer and Director
Carlsbad, California
April 27, 2017
Your vote is important. Please vote your shares whether or not you plan to attend the meeting.

5770 Armada Drive
Carlsbad, California 92008
PROXY STATEMENT FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, JUNE 14, 2017
The board of directors of SeaSpine Holdings Corporation is soliciting the enclosed proxy for use at the annual meeting of stockholders to be held on Wednesday, June 14, 2017 at 9:00 a.m., local time, at our principal executive offices located at 5770 Armada Drive, Carlsbad, California 92008. If you need directions to the location of the annual meeting, please contact us at (760) 727-8399. In this proxy statement, the terms "SeaSpine," the "Company," "we," "us" and "our" refer to SeaSpine Holdings Corporation.

The Notice of Internet Availability of Proxy Materials (the Notice) were first sent or made available to stockholders of record entitled to vote at the annual meeting on or about April 27, 2017. The Notice contains instructions on how to access our proxy statement and annual report online and how to vote online. If you receive a Notice by mail, you will not receive a printed copy of the materials unless you specifically request one. However, the Notice contains instructions on how to request to receive printed copies of these materials and a proxy card by mail.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 14, 2017: This proxy statement and our annual report are available electronically at www.proxydocs.com/SPNE.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
What am I voting on?
There are two proposals scheduled for a vote:
Proposal 1: To elect three Class II directors for a three-year term to expire at the 2020 annual meeting of stockholders:
•Cheryl R. Blanchard, Ph.D.
•Kirtley (Kirt) C. Stephenson; and
•James M. Sullivan
Proposal 2: Ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.
How many votes do I have?
Each share of our common stock that you own as of April 18, 2017 entitles you to one vote.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (SEC), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders who have not previously requested the receipt of paper proxy materials advising them that they can access this proxy statement, our annual report and voting instructions over the
Internet at www.proxydocs.com/SPNE or by calling 866-249-5109. You can also state your preference to receive a paper copy for future meetings. There is no charge for you requesting a copy. Please make your request for a copy on or before May 31, 2017 to facilitate timely delivery. In addition, stockholders may request to receive proxy materials electronically by email or in printed form by mail on an ongoing basis. All stockholders will have the ability to access the proxy materials on the website referred to above and in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of the annual meeting.
How do I vote by proxy?
With respect to the election of directors, you may either vote “For” the nominee to the board of directors or you may “Withhold” your vote for such nominee. With respect to each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
Stockholders of Record: Shares Registered in Your Name
If your shares are registered directly in your name with our registrar and transfer agent, you are considered, with respect to those shares, the “stockholder of record.” If you are a stockholder of record, there are several ways for you to vote your shares.  Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure that your vote is counted:

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By Mail. If you are a stockholder of record, and you elect to receive your proxy materials by mail, you may vote using your proxy card by completing, signing, dating and returning the proxy card in the self-addressed, postage-paid envelope provided. You should mail the proxy card or voting instruction form in plenty of time to allow delivery prior to the meeting. Do not mail the proxy card or voting instruction form if you are voting over the Internet or by telephone.  If you properly complete your proxy card and send it in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your shares will be, as permitted, voted as recommended by our board of directors. If any other matter is presented at the annual meeting, your proxy (one of the individuals named on your proxy card) will vote in accordance with his or her best judgment. As of the date of this proxy statement, we know of no matters to be acted on at the meeting, other than those discussed in this proxy statement.

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Voting by Telephone or Internet. Please call the toll-free telephone number on the proxy card (866-249-5109) and follow the recorded instructions; or access our secure website registration page through the Internet (at www.proxypush.com/SPNE), as identified on the proxy card and follow the instructions, using the unique control number printed on the proxy card. Please note that the Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m. Eastern Time on June 13, 2017.

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In Person at the Annual Meeting. You may attend the annual meeting and vote in person even if you have already voted by proxy. To vote in person, come to the annual meeting, and we will give you a ballot at the annual meeting.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank
If your shares are registered in the name of your broker, bank or other nominee, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other nominee. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy form.
May I revoke my proxy?
If you are a stockholder of record, you may revoke your proxy and change your vote at any time before votes are cast in any one of the three following ways:

•	you may send in another signed proxy with a later date;

•	you may authorize a proxy again on a later date on the Internet (only the latest Internet proxy submitted prior to the annual meeting will be counted); or

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you may notify our corporate secretary, Patrick Keran, in writing before the annual meeting that you have revoked your proxy, after which you are entitled to submit a new proxy or vote in person at the meeting.

If you are a beneficial owner, your broker, bank or other nominee can provide you with instructions on how to revoke your proxy and/or change your vote.
What constitutes a quorum?
The presence at the annual meeting, in person or by proxy, of holders representing a majority of our outstanding common stock as of April 18, 2017, or approximately 11,737,231shares, constitutes a quorum at the meeting, permitting us to conduct our business.
What vote is required to approve each proposal?
Proposal 1: Election of Directors. The three nominees who receive the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.
Proposal 2: Ratification of Independent Registered Public Accounting Firm. The ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 must receive “For” votes from the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting.
Voting results will be tabulated and certified by Mediant Communications, Inc., who also will be responsible for mailing our proxy materials.

What are broker non-votes?

If you are a beneficial owner of shares held in street name and do not provide the organization (e.g., a bank or broker)
that holds your shares with specific voting instructions, then, under applicable New York Stock Exchange rules, the organization that holds your shares may generally vote your shares in their discretion on “routine” matters but cannot vote on
“non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is commonly referred to as a “broker non-vote.”
What is the effect of abstentions and broker non-votes?
Shares held by persons attending the annual meeting but not voting, and shares represented by proxies that reflect a "broker non-vote" or that reflect abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. Abstentions are treated as shares present in person or by proxy and entitled to vote, so abstaining has the same effect as an "Against" vote for purposes of determining whether our stockholders have ratified the appointment of RSM US LLP as our independent registered public accounting firm. However, because the election of directors is determined by a plurality of votes cast, abstentions will not be counted or have any effect on the outcome of that proposal.
Broker non-votes, if any, will not be counted as votes cast with regard to the election of directors, and will have no effect on the outcome of that proposal. The ratification of the appointment of RSM US LLP as our independent registered public accounting firm is considered a routine matter and therefore no broker non-votes are expected with respect to that proposal.
Who is paying the costs of soliciting these proxies?
We will pay all of the costs of soliciting these proxies. Our directors, officers and other employees may solicit proxies in person or by telephone, fax or email. We will not pay our directors, officers or other employees any additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. Our costs for forwarding proxy materials will not be significant.
How do I obtain an Annual Report on Form 10-K?
A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2016 as filed with the SEC without exhibits, will be furnished without charge to any of our stockholders upon written request to us at the address below:
SeaSpine Holdings Corporation
5770 Armada Drive
Carlsbad, California 92008
Attn: Corporate Secretary
We also make available free of charge all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. These filings can be found under the Investors section of our website at www.seaspine.com.
How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
Explanatory Note
SeaSpine was incorporated in Delaware on February 12, 2015 in connection with the spin-off of the orthobiologics and spinal hardware business of Integra LifeSciences Holdings Corporation (Integra), a diversified medical technology company. The spin-off occurred on July 1, 2015.
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the JOBS Act). We will remain an emerging growth company until the earliest of: (i) December 31, 2020 (the fiscal year-end following the fifth anniversary of the completion of the spin-off); (ii) the end of the fiscal year in which the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the last business day of the second fiscal quarter of that year; (iii) the end of the fiscal year in which our annual revenues exceed $1.0 billion; and (iv) the date on which we issue more than $1.0 billion in nonconvertible debt in any three-year period. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before December 31, 2020.  For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced related disclosure;

•	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

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not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation; and

•	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
For as long as we continue to be an emerging growth company, we expect that we will take advantage of the reduced disclosure obligations available to us as a result of that classification. We have taken advantage of certain of reduced reporting burdens in this proxy statement. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.
An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the Securities Act), for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

PROPOSAL 1:
ELECTION OF DIRECTORS
Our amended and restated bylaws currently specify that the number of directors shall be eight, which number may be modified (but not reduced to less than three) from time to time by resolution of our board of directors. Our amended and restated certificate of incorporation and our amended and restated bylaws provide for the classification of our board of directors into three classes, as nearly equal in number as possible and with staggered terms of office, and provide that upon the expiration of the term of office for a class of directors, nominees for such class shall be elected for a term of three years or until their successors are duly elected and qualified, provided that the term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal. At the annual meeting, three nominees for director are to be elected as Class II directors for a three-year term expiring at our 2020 annual meeting of stockholders and until such individual’s successor is elected and qualified. The nominees, who were recommended for nomination by the nominating and corporate governance committee of our board of directors, are Cheryl R. Blanchard, Ph.D., Kirtley (Kirt) C. Stephenson and James M. Sullivan. The Class III and Class I directors have one year and two years, respectively, remaining on their terms of office.
If no contrary indication is made, proxies in the accompanying form are to be voted for Dr. Blanchard, Mr. Stephenson and Mr. Sullivan, or in the event that Dr. Blanchard, Mr. Stephenson or Mr. Sullivan is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy. Dr. Blanchard, Mr. Stephenson and Mr. Sullivan are currently members of our board of directors.
All of our directors bring to our board of directors significant leadership experience derived from their professional experience and service as executives or board members of other companies. The process undertaken by the nominating and corporate governance committee in recommending qualified director candidates is described below under “Director Nominations Process.” Certain individual qualifications and skills of our directors that contribute to our board of directors’ effectiveness as a whole are described in the following paragraphs.

Nominees for a Three-Year Term Expiring at the
2020 Annual Meeting of Stockholders (Class II)

Name	Age	Present Position
Cheryl R. Blanchard, Ph.D.	52	Director
Kirtley (Kirt) C. Stephenson	58	Non-Executive Chair of the Board
James M. Sullivan	73	Director

Cheryl R. Blanchard, Ph.D. joined our Board of Directors in July 2015. Dr. Blanchard is a medical device and biologics executive with over 25 years of leadership experience. She is currently Chief Executive Officer of Microchips Biotech, Inc., a company developing implantable drug delivery products. Prior to that she was a corporate officer of Zimmer, Inc., a medical device company focused on musculoskeletal products, where she served as Senior Vice President, Chief Scientific Officer and general manager of Zimmer Biologics. During her 12 years with Zimmer, she operated in roles of increasing responsibility including global leadership of research and development, advanced technologies, clinical, quality and regulatory affairs, medical affairs, medical education, health economics, and reimbursement. Prior to Zimmer, Dr. Blanchard built and led the medical device practice at Southwest Research Institute while also serving as an adjunct professor at the University of Texas Health Science Center, both in San Antonio, Texas. Some of her work led to the creation of Keraplast Technologies, LLC. Dr. Blanchard brings experience in business management, technical leadership and a track record commercializing medical technology products. In 2015, she was elected to the National Academy of Engineering, among the highest professional distinctions accorded to an engineer. Dr. Blanchard holds a Bachelor of Science in Ceramic Engineering from Alfred University, and a Master of Science and Ph.D. in Materials Science and Engineering, both from the University of Texas at Austin. We believe that Dr. Blanchard adds value to our board of directors based on her extensive experience as an executive officer and her expertise and leadership in company-building for enterprises in our industry.
Kirtley (Kirt) C. Stephenson joined our Board of Directors and has served as its non-executive chair since July 2015. Between May 2011 and December 2013, Mr. Stephenson was President of Integra’s U.S. Spine business, where he was responsible for sales, marketing, research and development and other related functions. Mr. Stephenson served as President and

CEO of SeaSpine, Inc. from 2002 until it was sold to Integra in May 2011. Mr. Stephenson has over 28 years of experience in the medical device industry with 17 years of experience in the spine market. Prior to cofounding SeaSpine, Inc. in 2002, Mr. Stephenson was Vice President of Sales & Marketing at Alphatec. Mr. Stephenson received a bachelor’s degree in Business Administration from the University of Cincinnati and an M.B.A. degree from Xavier University. We believe that Mr. Stephenson adds value to our board of directors based on his extensive experience in the medical device industry and spine business, including as chief executive officer of SeaSpine, Inc. and president of Integra’s U.S. spine business.
James M. Sullivan joined our Board of Directors in July 2015. Since 1992, Mr. Sullivan has been a director of Integra. In addition, Mr. Sullivan currently serves as presiding director of the Integra board of directors, as the chairman of the nominating and corporate governance committee of Integra’s board of directors and as a member of the audit committee of Integra’s board of directors. He is a Co-Founder of, and currently the Principal Advisor to, the Clover Investment Group. Between 1986 and April 2009, he held several positions with Marriott International, Inc. (and its predecessor, Marriott Corp.), including Vice President of Mergers and Acquisitions and Executive Vice President of Lodging Development. From 1983 to 1986, Mr. Sullivan was Chairman, President and Chief Executive Officer of Tenly Enterprises, Inc., a privately held company operating 105 restaurants. Prior to 1983, he held senior management positions with Marriott Corp., Harrah’s Entertainment, Inc., Holiday Inns, Inc., Kentucky Fried Chicken Corp. and Heublein, Inc. He also was employed as a senior auditor with Arthur Andersen & Co. and served as a director of Classic Vacation Group, Inc. until its acquisition by Expedia, Inc. in March 2002. Mr. Sullivan received a B.S. degree in Accounting from Boston College and an M.B.A. degree from the University of Connecticut. We believe that Mr. Sullivan adds value to our board of directors based on his extensive experience as an executive officer and director of multiple public and private companies both within and outside of our industry.

Vote Required; Recommendation of the Board of Directors

If a quorum is present at the annual meeting, the three nominees receiving the highest number of votes will each be elected to our board of directors. Votes withheld from any nominee, abstentions and broker non-votes will be counted only for purposes of determining a quorum. Broker non-votes will have no effect on this proposal as brokers, banks or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR”
THE ELECTION OF CHERYL R. BLANCHARD, PH.D., KIRTLEY C. STEPHENSON AND JAMES M.
SULLIVAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS
STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARD.

 Members of the Board of Directors Continuing in Office

Name	Age	Present Position	Annual Meeting at which Current Term Expires
Stuart M. Essig, Ph.D.	55	Lead Independent Director	2018 (Class III Director)
Keith C. Valentine	49	President, Chief Executive Officer and Director	2018 (Class III Director)
Keith Bradley, Ph.D.	72	Director	2019 (Class I)
Michael Fekete	52	Director	2019 (Class I)
John B. Henneman, III	55	Director	2019 (Class I)

Stuart M. Essig, Ph.D. joined our Board of Directors in June 2015 and has served as our lead independent director since July 2015. Dr. Essig currently serves as Managing Director of Prettybrook Partners LLC, which he cofounded in 2012. He is also currently Integra’s Chairman of the Board, where he has served as Chairman since January 2012 and as a director since he joined Integra in December 1997. He was Integra’s Chief Executive Officer from December 1997 until January 2012. Before joining Integra, Dr. Essig supervised the medical technology practice at Goldman, Sachs & Co. as a Managing Director. Dr. Essig had ten years of broad health care experience at Goldman Sachs serving as a senior merger and acquisitions advisor to a broad range of domestic and international medical technology, pharmaceutical and biotechnology clients. Dr. Essig has chaired Audit, Compensation and Nominating and Governance Committees and served on the boards of several NASDAQ and NYSE listed companies ranging in size from several hundred million dollars to $20 billion in market capitalization. Dr. Essig currently serves on the Board of Directors of Owens & Minor, Inc. and as Chairman of the Board of Directors of Breg, Inc. He serves on the Leadership Council, School of Engineering and Applied Sciences, Princeton University. He is a founding investor member of Tigerlabs, a Princeton-based business accelerator. He is an Executive in Residence at Cardinal Partners and a Venture Partner at Wellington Partners Advisory AG, both venture capital firms and serves as a Senior Advisor to TowerBrook Capital Partners and Water Street Healthcare Partners. From 1998 until January 2017, he served on the Board of Directors on St. Jude Medical

Corporation until its acquisition by Abbott Laboratories. From March 2005 until August 2008, he served on the Board of Directors of Zimmer Holdings, Inc., and from 1998 to 2002 he served on the Board of Directors of Vital Signs, Inc. Dr. Essig has also served on the executive committee, nominating and governance committee and as treasurer of ADVAMED, the Advanced Medical Technology Association. Dr. Essig is also involved in several nonprofit charitable organizations, including from time to time having served on the boards of such organizations. Dr. Essig received an A.B. degree, magna cum laude, from the Woodrow Wilson School of Public and International Affairs at Princeton University and M.B.A. and Ph.D. in Financial Economics degrees from the University of Chicago, Graduate School of Business. We believe that Dr. Essig adds value to our board of directors based on his extensive experience as a member of boards of directors of several private and public companies and his expertise in company-building in our industry.
Keith C. Valentine has served as our Chief Executive Officer since May 2015, our President since July 2015 and joined our Board of Directors in July 2015. Prior to joining SeaSpine, Mr. Valentine served as President and Chief Operating Officer of NuVasive, Inc. from January 2007 to January 2015 and as President from December 2004 to January 2007, prior to which he served in various senior executive roles in Marketing, Development and Operations since joining NuVasive in 2001. Previously, Mr. Valentine served as Vice President of Marketing at ORATEC Interventions, Inc., a medical device company acquired by Smith & Nephew PLC, and spent eight years in various roles with Medtronic Sofamor Danek including, Vice President of Marketing for the Rods Division and Group Director for the BMP Biologics program, the Interbody Sales Development Effort, and International Sales and Marketing. Mr. Valentine received a B.B.A. in Management and Biomedical Sciences from Western Michigan University. We believe that Mr. Valentine adds value to our board of directors based on his extensive experience as an executive officer and director of multiple public and private companies in our industry.

Keith Bradley, Ph.D. joined our board of directors in July 2015. Since 1992, Dr. Bradley has been a director of Integra. In addition, Dr. Bradley currently serves as the chairman of the compensation committee of Integra’s board of directors and as a member of the nominating and corporate governance committee of Integra’s board of directors. Between 1996 and 2003, he was a director of Highway Insurance plc, an insurance company listed on the London Stock Exchange, and has been a consultant to a number of business, government and international organizations. Dr. Bradley was formerly a visiting professor at the Harvard Business School, Wharton and UCLA, a visiting fellow at Harvard’s Center for Business and Government and a professor of international management and management strategy at the Open University and Cass Business School, U.K. Dr. Bradley has taught at the London School of Economics and was the director of the School’s Business Performance Group for more than six years. He received B.A., M.A. and Ph.D. degrees from British universities. Dr. Bradley is an adviser to RPH Capital, Canada. He previously served as a director and chair of North Star Capital Management Limited and GRS Financial Solutions Limited. We believe Dr. Bradley adds value to our board of directors based on his extensive business experience, his academic background and his experience serving as a member of the board of directors of Integra, our former parent company.
Michael Fekete joined our board of directors in July 2015. Mr. Fekete has served as an independent corporate advisor specializing in capital markets, mergers and acquisitions and general corporate strategy since 2009. From 2005 through 2009, Mr. Fekete was a Managing Director and Head of West Coast Healthcare Investment Banking for Wells Fargo / Wachovia Securities (acquired by Wells Fargo in December 2008). From 1986 to 2005, Mr. Fekete worked as an investment banker at CIBC World Markets, Oppenheimer & Co., Inc., and L.F. Rothschild & Co., Inc., where he focused on clients in the medical device, pharmaceutical and biotechnology sectors. Mr. Fekete is a director of DFB Pharmaceuticals, LLC, a privately held company with operating and investing activities in the pharmaceutical sector. Mr. Fekete earned his B.S. in business administration from The Pennsylvania State University. We believe Mr. Fekete adds value to our board of directors based on his experience with advising in capital markets and corporate strategy, his experience in the medical device, pharmaceutical and biotechnology industry and his experience serving as a member of boards of directors of numerous other companies, and in particular, those in the life sciences industry.

John B. Henneman, III joined our board of directors in July 2015. Mr. Henneman has more than 22 years of combined financial and operational management experience in the life sciences industry. Since October 2014, Mr. Henneman has been the Executive Vice President and Chief Financial Officer of Newlink Genetics Corporation, a biotechnology company focused on cancer immunotherapy, where he is responsible for finance, law, quality and administration. Prior to joining NewLink Genetics, Mr. Henneman served lntegra LifeSciences in various capacities since 1998. Before becoming lntegra's Chief Financial Officer in 2007, Mr. Henneman served lntegra as General Counsel and Chief Administrative Officer, responsible at various times for lntegra's regulatory affairs, quality systems, clinical affairs, human resources, information systems and legal affairs functions and the management of lntegra's surgical instruments business. Mr. Henneman also serves on the board of directors of R1 RCM, Inc., a public company based in Chicago providing revenue cycle management services to hospitals, and Alafair Biosciences, Inc., a privately-held medical device company based in Austin, Texas. Mr. Henneman received an A.B. from Princeton University and a J.D. from the University of Michigan Law School. We believe Mr. Henneman adds value to our board of directors based on his experience with regulatory and legal affairs and other aspects of company-building for enterprises in our industry, his experience serving as a member of boards of directors of numerous other companies, and in particular, those in the life sciences industry, as well as his familiarity with our business as a result of his tenure as an executive at Integra, our former parent company.
Board Independence
Our board of directors has determined that each of Drs. Blanchard, Bradley and Essig and Messrs. Fekete and Sullivan are independent under applicable rules of NASDAQ Stock Market LLC (Nasdaq).

Board Leadership Structure
Our leadership is structured such that the chair of our board of directors and chief executive officer positions are separated. We separate the roles of chief executive officer and chair of the board of directors in recognition of the differences between the two roles. The chief executive officer is responsible for setting the strategic direction for our company and the day-to-day leadership and performance of our company, while the chair of the board of directors sets the agenda for meetings of our board of directors and acts as an interface between our board of directors and senior leadership team. Mr. Stephenson, the chair of our board of directors, has extensive executive experience in the medical device industry generally, as well as the specific business segment in which we operate, and brings substantial experience and leadership that enhances the effectiveness of our board of directors as a whole. In addition, because Mr. Stephenson is not an independent director, our board of directors has designated Dr. Essig as lead independent director. As lead independent director, Dr. Essig serves as the primary liaison between our chief executive officer and our independent directors and presides over executive sessions of independent directors (outside the presence of management and non-independent directors).
Pursuant to our corporate governance guidelines, our board of directors may choose its chair in any manner that it deems to be in the best interests of our company. Our corporate governance guidelines do not require that we separate the roles of chair and chief executive officer or that we designate a lead independent director. However, our board of directors believes this leadership structure is appropriate for our company at this time. Based on our current circumstances, this structure, together with our other corporate governance practices, provides strong independent oversight of management, while ensuring clear strategic alignment throughout our company.
The Board’s Role in Risk Oversight

Our board of directors is responsible for oversight of risks facing our company, while our management is responsible for day-to-day management of risk. Our board of directors, as a whole, directly administers its risk oversight function. In addition, the risk oversight function is also administered through the standing committees of our board of directors, which oversee risks inherent in their respective areas of responsibility, reporting to our board of directors regularly and involving our board of directors as necessary. For example, the audit committee oversees our financial exposure and financial reporting related risks, and the compensation committee oversees risks related to our compensation programs and practices. Our board of directors as a whole directly oversees our strategic and business risk, including financial risk, through regular interactions with our management and, from time-to-time, input from independent advisors. We believe the leadership structure of our board of directors supports its role in risk oversight, with our executive officers responsible for assessing and managing risks facing our company on a day-to-day basis and the chair, lead independent director and other members of our board of directors providing oversight of such risk management.
Board of Directors Meetings
Our board of directors holds at least four regularly scheduled meetings per year and additional special meetings as necessary. Each director is expected to prepare for and attend all regularly scheduled and special meetings of the board and all committees on which the director sits (including separate meetings of independent directors), unless unusual circumstances make attendance impractical. Our board of directors may also take action from time to time by written or electronic consent. Our board of directors meets regularly outside the presence of management and the independent directors also hold regular executive sessions without management or any non-independent directors present. The lead independent director, currently Dr. Essig, chairs these executive sessions.
During 2016, our board of directors held 6 meetings; the audit committee held 6 meetings; the compensation committee held 3 meetings; and the nominating and corporate governance committee held 3 meetings. Each of the directors who served during the past year attended at least 75% of the aggregate of the total number of meetings of our board of directors and meetings of committees on which he served.

Committees of the Board of Directors
We have three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. Each of these committees has a written charter approved by our board of directors. A copy of each charter can be found under the Investors section of our website at www.seaspine.com. The current members of the committees are identified in the following table.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Cheryl R. Blanchard, Ph.D.	X	X*	—
Keith Bradley, Ph.D.	—	X	—
Stuart M. Essig, Ph.D.	—	—	X*
Michael Fekete	X*	—	X
John B. Henneman, III	—	—	—
Kirt C. Stephenson	—	—	—
James M. Sullivan	X	—	X
Keith C. Valentine	—	—	—

*	Indicates chair of the committee.
Audit Committee
The audit committee of our board of directors currently consists of Mr. Fekete, Dr. Blanchard and Mr. Sullivan. Mr. Fekete serves as chair of the committee. All members of our audit committee meet the requirements for financial literacy under applicable SEC and Nasdaq rules. Our board of directors has determined that all members of the audit committee are “audit committee financial experts” under applicable SEC rules and that each has the financial sophistication required under applicable Nasdaq rules. Our board of directors also determined that all members of the audit committee are independent directors, under applicable SEC and Nasdaq rules, including Section 10A of the Securities and Exchange Act of 1934, as amended (the Exchange Act). The purpose of the audit committee is to oversee our accounting and financial reporting processes and the audits of our financial statements. This committee’s responsibilities include, among other things:

•	appointing our independent registered public accounting firm;

•	reviewing the qualifications, independence and quality control procedures of our independent registered public accounting firm and the experience and qualifications of its senior personnel;

•	evaluating the performance of our independent registered public accounting firm;

•	approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	establishing procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters;

•	discussing with management and our independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;

•
determining, based upon review of the annual audit and review of our annual financial statements, whether to recommend to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year subject to the audit;

•	reviewing, overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	discussing with our internal counsel or outside counsel any legal matters brought to its attention that could reasonably be expected to have a material impact on our financial statements;

•	preparing the report with respect to our audited financial statements that the SEC requires for inclusion in each of our annual proxy statements;

•	reviewing and approving any related party transactions on an ongoing basis;

•	reviewing and reassessing, at least annually, its charter and submitting any recommended changes to our board of directors for its consideration; and

•	reviewing and evaluating, at least annually, its performance and the performance of its members, including compliance with its charter.

Report of the Audit Committee Related of the Board of Directors
This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
Our management is responsible for the preparation, presentation, and integrity of our financial statements, for the appropriateness of the accounting principles and reporting policies that we use and for establishing and maintaining adequate internal control over financial reporting. PricewaterhouseCoopers LLP, our independent registered public accounting firm for 2016, was responsible for performing an independent audit of our financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The audit committee reviewed and discussed with management our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 (the Form 10-K). The audit committee also reviewed and discussed with PricewaterhouseCoopers LLP the audited financial statements in the Form 10-K. In addition, the audit committee discussed with PricewaterhouseCoopers LLP those matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board (the PCAOB). Additionally, PricewaterhouseCoopers LLP provided to the audit committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the audit committee concerning independence. The audit committee also discussed with PricewaterhouseCoopers LLP its independence from our company.
Based on the reviews and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in the Form 10-K for filing with the SEC.
The foregoing report has been furnished by the audit committee of our board of directors.
Respectfully submitted,
Michael Fekete, Chair
Cheryl R. Blanchard
James M. Sullivan
Compensation Committee
The compensation committee of our board of directors currently consists of Drs. Blanchard and Bradley. Dr. Blanchard serves as chair of the committee. Our board of directors has determined that all members of the compensation committee are independent directors, under applicable Nasdaq rules. The primary purpose of the compensation committee is to discharge the responsibilities of our board of directors relating to compensation of our executive officers, including our named executives officers, and non-employee directors and to administer our equity-based compensation plans.
The committee’s responsibilities include, among other things:

•	reviewing, at least annually, our overall compensation strategy, philosophy and practices;

•
reviewing and approving the corporate goals and objectives relating to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of these goals, and determining and approving the compensation of our chief executive officer based on such evaluation;

•	reviewing and approving, at least annually, all elements of compensation of all our other officers and non-employee directors, and certain other employees;

•	managing, reviewing and approving all of our annual bonus, long-term incentive compensation, stock option, employee pension, health and welfare benefit plans;

•	determining our policy with respect to change of control and “parachute” payments;

•	reviewing and approving, at least annually, the risk assessment of our compensation policies and practices;

•	evaluating its performance and the performance of its members, including compliance with its charter; and

•	reviewing and reassessing, at least annually, its charter and submitting any recommended changes to our board of directors for its consideration.

With respect to non-employee director compensation, the compensation committee reviews compensation practices and policies at least annually and makes a recommendation to our board of directors as to the amount, form and terms of non-

employee director compensation. Our board of directors, taking the compensation committee’s recommendation into consideration, sets the amount, form and terms of non-employee director compensation.

In setting the compensation of our executive officers, our compensation committee takes into consideration the recommendations of our chief executive officer, who presents the committee with assessments of the performance of our company and individual members of our senior leadership team, including our executive officers, including against pre-established corporate goals, and proposals for executive officer compensation packages. Our chief executive officer also makes proposals regarding the terms of our equity incentive plans, in which all of our employees and directors may be eligible to participate, long-term equity incentive awards under such plans, and the terms of and goals under our short-term incentive plans, including guidelines for each performance period under our annual incentive program. From time to time, other executive officers are invited to make presentations or provide financial or other information to our compensation committee to assist it in setting and assessing the achievement of corporate goals and reviewing other aspects of executive compensation. The compensation committee typically meets in executive session following presentations by management. While our chief executive officer may be present during the compensation committee’s deliberation and determination of other executive officers’ compensation, he is not present during the compensation committee’s deliberation and determination of his compensation. Our compensation committee’s decisions are made by it in its sole discretion.

Since the spin-off, management has utilized the compensation consulting firm, Willis Towers Watson (WTW), to provide advice regarding executive officer and non-employee director compensation practices and programs. WTW has not been engaged to conduct a review and evaluation of our executive officer or non-employee director compensation program as a whole since the spin-off. Rather, in light of WTW’s familiarity with our company and history, from time to time, our management contacts WTW with specific questions in order to assist management in providing information and making recommendations to our compensation committee regarding executive officer and non-employee director compensation. At times, WTW also provides advice to management regarding the terms our broad-based equity incentive plans, including our Amended and Restated 2015 Incentive Award Plan, as amended. The compensation committee conducted a conflict of interest assessment, which included taking into consideration the factors set forth in Rule 10C-1(b)(4) under the Exchange Act, and concluded that WTW’s work has not raised any conflict of interest.

Nominating and Corporate Governance Committee
The nominating and corporate governance committee of our board of directors currently consists of Dr. Essig, and Messrs. Fekete and Sullivan. Dr. Essig serves as chair of the committee. Our board of directors has determined that all members of the nominating and corporate governance committee are independent directors under applicable Nasdaq rules. The purpose of the nominating and corporate governance committee is to assist our board of directors in discharging its responsibilities regarding the identification of qualified candidates to become directors, the selection and recommendation to our board of directors of nominees for election as directors at our annual meetings of stockholders (or special meetings of stockholders at which directors are to be elected), and the selection and recommendation to our board of directors of candidates to fill any vacancies on our board of directors and any committees thereof, the development and recommendation to our board of directors of a set of corporate governance guidelines, oversight of evaluation of our board of directors and taking a leadership role in shaping our corporate governance polices. The committee’s responsibilities include, among other things:

•	reporting and making recommendations to our board of directors concerning governance matters;

•	recommending the creation of additional committees of our board of directors or the elimination of certain of such committees;

•	evaluating its performance and the performance of its members, including compliance with its charter; and

•	reviewing and reassessing, at least annually, its charter and submitting any recommended changes to our board of directors for its consideration.
Director Nomination Process
Director Qualifications
Our goal is to assemble a group of directors that collectively provide an appropriate balance of experience, skills and characteristics that enable our board of directors to fulfill its responsibilities. In evaluating director nominees, the nominating and corporate governance committee and board of directors considers, among others, the following factors:

•	fundamental qualities of intelligence, honesty, good judgment, high ethics and standards of integrity, fairness and responsibility;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment;

•	experience relevant to our industry and with relevant social policy concerns;

•	experience as a board member or executive officer of other companies; and

•	the ability to make independent analytical inquiries.
Other than consideration of the foregoing and other similar factors, there are no stated minimum criteria for director nominees, although the nominating and corporate governance committee may also consider such other factors as it may deem to be in the best interests of our company and stockholders, including the number of other boards of directors on which an individual serves. The nominating and corporate governance committee does, however, believe it appropriate for at least one, and preferably, several, members of our board of directors to meet the criteria for an “audit committee financial expert” under applicable SEC rules, and that a majority of the members of our board of directors are “independent” under applicable Nasdaq rules. The nominating and corporate governance committee also believes it appropriate for our president and chief executive officer to serve as a member of our board of directors. Our directors’ performance and qualification criteria are reviewed annually by the nomination and corporate governance committee.
Identification and Evaluation of Nominees for Directors
The nominating and corporate governance committee identifies nominees for director by first evaluating the current members of our board of directors willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for board of director service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective or expertise. Before nominating a sitting director for reelection, the nominating and corporate governance committee will also consider the director’s performance on, participation in and contributions to the activities of our board of directors and the director’s past attendance at meetings of the board and on the committees on which he or she served.
If any member of our board of directors does not wish to continue in service or if our board of directors decides not to re-nominate a member for re-election, the nominating and corporate governance committee may identify the desired skills and experience of a new nominee in light of the criteria above. The nominating and corporate governance committee will take into account the advice and recommendations of other members of our board, our chief executive officer and other members of our senior leadership team, and, in its discretion, may seek third-party resources to assist in the selection and/or evaluation process. The nominating and corporate governance committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts. The nominating and corporate governance committee reviews the qualifications, experience and background of the candidates. In making its determinations, the nominating and corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best perpetuate the success of our company and represent stockholder interests through the exercise of sound business judgment. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes its recommendation to our board of directors.
The nominating and corporate governance committee evaluates nominees recommended by stockholders in the same manner as it evaluates other nominees. To date, we have not received director candidate recommendations from our stockholders. In the event that we do receive a director candidate recommendation from a stockholder, the nominating and corporate governance committee will conduct an initial evaluation of the proposed nominee and, if it determines the proposed nominee may be a qualified candidate, it will, along with one or more members of our management team, interview the proposed nominee to determine whether he or she might be suitable to serve as a director. If, based on the criteria set forth above and our board of directors’ specific needs at such time, the nominating and corporate governance committee determines the proposed nominee would be a valuable addition to our board of directors, it will recommend to our board of directors such proposed nominee’s nomination. We do not intend to treat stockholder recommendations in any manner different from other recommendations.
Under our corporate governance guidelines and amended and restated bylaws, stockholders wishing to suggest a candidate for director should write to our corporate secretary and provide such information about the stockholder and the proposed candidate as is set forth in our amended and restated bylaws and as would be required by SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. In order to give the nominating and corporate governance committee sufficient time to evaluate a recommended candidate and/or include the candidate in our proxy statement for the 2018 annual meeting, the recommendation should be received by our corporate secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals.”
Director Compensation
Our non-employee director compensation program compensates our non-employee directors for their service with annual retainers and long-term equity-based compensation. Below is a description of the material terms of that program related to director compensation for 2016.
Annual Retainers
Each non-employee director is entitled to receive annual retainers in the following amounts, pro-rated for any partial year of service:

Board Chair Annual Retainer	$75,000
Non-Chair Director Annual Retainer	$50,000
Chair of Audit Committee Additional Annual Retainer	$15,000
Chair of Compensation Committee Additional Annual Retainer	$15,000
Chair of Nominating and Corporate Governance Committee Additional Annual Retainer	$15,000
Lead Independent Director Additional Annual Retainer	$25,000

Annual retainers generally are paid in cash quarterly in arrears promptly following the end of the applicable calendar quarter, but in no event more than 30 days after the end of such quarter. During 2016, non-employee directors could elect to receive a stock option or shares of restricted stock in lieu of their annual retainer. If timely election was made, the applicable director would receive an option to purchase a number of shares of our common stock or shares of restricted stock, as applicable, equal to the aggregate amount of such director's annual retainer divided by the per share grant date fair value of our common stock on the applicable grant date.
For annual retainers payable for service in 2017 and thereafter, non-employee directors may elect to receive restricted stock in lieu of their annual retainer. If a timely election is made, the applicable director will be granted such number of shares of restricted stock as is equal to such director's aggregate annual retainer divided by the per share fair market value of our common stock on the applicable grant date. Beginning in 2017, if a timely election is made, restricted stock in lieu of annual retainers will be granted on the date of each annual stockholder meeting and generally will cover the twelve-month period thereafter.

See “—Equity Compensation,” below for a description of the vesting terms of equity awards granted in lieu of annual retainers.
Equity Compensation
Initial Awards. Each non-employee director who is initially elected or appointed to serve on our board of directors automatically will be granted restricted stock, referred to as an Initial Award, on the date he or she is initially elected or appointed. The number of shares of restricted stock granted will equal $100,000 ($150,000 for board chairs) divided by the per share fair market value of our common stock on date he or she is initially elected or appointed. No Initial Awards were granted during 2016.
Annual Awards. Each non-employee director serving on our board of directors as of the date of each annual stockholder meeting automatically will be granted restricted stock, referred to as an Annual Award, on the date of such meeting. The number of shares of restricted stock granted will equal $100,000 ($150,000 for board chairs) divided by the per share fair market value of our common stock on the date of the applicable annual stockholder meeting.

Vesting. Except with respect to awards granted on January 1, 2016, which are described below, each award granted under our non-employee director compensation program (including awards granted in lieu of annual retainers) will vest and/or become exercisable with respect to 25% of the shares underlying the award on each quarterly anniversary of the applicable grant date, subject to continued service, and generally will have a term of ten years. In addition, each award will vest and/or become exercisable in full immediately prior to a change in control of our company, subject to continued service until immediately prior to such change in control and will vest and/or become exercisable in full upon the director’s death or disability. If a director stands for reelection but is not reelected to our board of directors, any outstanding award then-held by the director will vest and/or become exercisable in full. Those members of our board of directors who elected to receive an equity award in lieu of their initial annual retainer received a stock option for approximately 50% of the value of the annual retainer on, and with a grant date of, August 1, 2015 and an additional stock option for approximately 50% of the value of the annual retainer on, and with a grant date of, January 1, 2016. The options granted on January 1, 2016 vested and became exercisable with respect to 50% of the shares underlying the option on February 1, 2016 and with respect to 25% of the shares underlying the option on each of May 1, 2016 and August 1, 2016.

2016 Non-Employee Director Compensation
The following table summarizes the compensation of our non-employee directors for 2016:

2016 Director Compensation
	Fees Earned or Paid in Cash (2)	Stock Awards (3)	Total
Name (1)	($)	($)	($)
Cheryl R. Blanchard	65,000	100,000	165,000
Keith Bradley	50,000	100,000	150,000
Stuart M. Essig	90,000	100,000	190,000
Michael Fekete	65,000	100,000	165,000
John B. Henneman, III	50,000	100,000	150,000
Kirt C. Stephenson	75,000	150,000	225,000
James M. Sullivan	50,000	100,000	150,000

(1)
Keith Valentine, our president and chief executive officer, is not included in this table because he is an employee and receives no compensation for his service as a director. See "Executive Compensation and Other Information," below for information regarding the compensation received by Mr. Valentine.

(2)	Dollar amount includes the grant date fair value of the stock options and shares of restricted stock described below as determined in accordance with ASC Topic 718, Compensation—Stock Compensation (ASC Topic 718). See Note 8 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 for details as to the assumptions used to determine the grant date fair value.

Each of Dr. Bradley and Dr. Essig, and each of Messrs. Fekete and Henneman elected to receive stock options in lieu of their annual retainer. Mr. Sullivan elected to receive stock options in lieu of a portion of his annual retainer. The table below indicates the number of shares subject to the stock option granted to each of them and their grant date fair value. A stock option representing 50% of the value of the amount of the annual retainer they elected to receive in stock options was granted to each of them on January 1, 2016, 50% of which vested on February 1, 2016, and the balance of which vested in equal installments on May 1 and August 1, 2016. A stock option representing the other 50% of the value of the amount of the annual retainer they elected to receive in stock options was granted to each of them on June 7, 2016, which will vest in equal quarterly installments. Amounts shown below are based on the full grant date fair value of the entire award, regardless of vesting requirements.

Director	Shares Subject to Stock Option	Grant Date Fair Value
Keith Bradley	10,818	$50,000
Stuart M. Essig	19,472	$90,000
Michael Fekete	14,063	$65,000
John B. Henneman, III	10,818	$50,000
James M. Sullivan	3,858	$25,000

Each of Messrs. Stephenson and Sullivan elected to receive restricted stock in lieu of a portion of their annual retainer. The table below indicates the number of shares of restricted stock granted to each of them and their grant date fair value. These were granted on December 31, 2016 and vested immediately.

Director	Shares of Restricted Stock	Grant Date Fair Value
Kirt C. Stephenson	2,374	$18,750
James M. Sullivan	1,583	$12,500

See footnote 3 below for information regarding the aggregate number of shares subject to stock options outstanding held by our non-employee directors as of December 31, 2016.

(3)
Represents the aggregated fair market value of restricted stock awards granted as Annual Awards determined based on the price of our common stock on the grant date in accordance with ASC Topic 718, Compensation—Stock Compensation (ASC Topic718). See Note 8 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 for details as to the assumptions used to determine the grant date fair value. The awards vest in four equal installments on each of September 7, 2016, December 7, 2016, March 7, 2017 and June 7, 2017.

The table below indicates the aggregate number of unvested restricted stock awards outstanding and the aggregate number of shares subject to stock options outstanding held by our non-employee directors as of December 31, 2016:

Director	Unvested Restricted Stock Awards	Shares Subject to Outstanding Stock Options (1)
Cheryl R. Blanchard	5,004	54,054
Keith Bradley	5,004	78,946
Stuart M. Essig	5,004	243,287
Michael Fekete	5,004	83,021
John B. Henneman, III	5,004	93,735
Kirt C. Stephenson	7,506	117,117
James M. Sullivan	5,004	67,635
(1) The number for Dr. Bradley, Dr. Essig, Messrs. Henneman and Sullivan includes stock options originally granted by Integra to each of them that were converted to options to purchase the following number of shares of our common stock in connection with the spin-off as described in the following sentence: Dr. Bradley, 2,609 shares; Dr. Essig, 113,089 shares; Mr. Henneman, 17,398 shares; and Mr. Sullivan, 5,218 shares. Stock options granted by Integra to these non-employee directors were split into two stock options – a stock option to purchase shares of Integra common stock and a stock option to purchase shares of our common stock. The combined intrinsic value of the two resulting stock options was approximately equal to the intrinsic value of the original Integra stock option immediately prior to the spin-off.

Director Attendance at Annual Meetings
Although we do not have a formal policy regarding attendance by members of our board of directors at the annual meeting, we encourage all of our directors to attend.
Communications with our Board of Directors
Our stockholders wishing to address questions regarding our business affairs directly to our board of directors, or any individual director, should submit the inquiry in writing to:

SeaSpine Holdings Corporation
Attn: Investor Relations
5770 Armada Drive,
Carlsbad, CA 92008

Stockholders should indicate that they are a stockholder of our company. Depending on the subject matter, investor relations will (alone or in concert with our other personnel, as appropriate): (1) forward the inquiry to the chair of our board of directors or the lead independent director, as appropriate, who may forward the inquiry to a particular director if the inquiry is directed towards a particular director; (2) forward the inquiry to the appropriate personnel within our company; for instance, if it is primarily commercial in nature; (3) attempt to handle the inquiry directly; for instance, if it is a request for information about our company or a stock-related matter; or (4) not forward the inquiry, if it relates to an improper or inappropriate topic or is otherwise irrelevant.
Corporate Governance
Our code of conduct, corporate governance guidelines, audit committee charter, compensation committee charter and nominating and corporate governance committee charter are available, free of charge, under the Investors section of our website at www.seaspine.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents, as well as our other corporate governance documents, free of charge, to any stockholder upon written request to SeaSpine Holdings Corporation, 5770 Armada Drive, Carlsbad, California 92008.

PROPOSAL 2:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On March 28, 2017, the audit committee approved the engagement of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. On that same date, Pricewaterhouse Coopers LLP (PwC) was dismissed as our independent registered public accounting firm. See “—Change of Independent Registered Public Accounting Firm” below.
The audit committee recommended that our board of directors direct that management submit the selection of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 to our stockholders for ratification. One or more representatives of RSM US LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions. Representatives of PwC are not expected to be present at the annual meeting.
Stockholder ratification of the selection of RSM US LLP as our independent registered public accounting firm is not required by Delaware law, our amended and restated certificate of incorporation, or our amended and restated bylaws. However, the selection of RSM US LLP to our stockholders for ratification is being submitted as a matter of good corporate practice. If our stockholders fail to ratify the selection, our audit committee will reconsider whether to retain the firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of our company and our stockholders.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of RSM US LLP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. This proposal is a routine proposal on which a broker, bank or other nominee has discretionary authority to vote, and therefore we do not expect any broker non-votes on this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR”
RATIFICATION OF THE SELECTION OF RSM US LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017. PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

Change of Independent Registered Public Accounting Firm

On March 28, 2017, the audit committee dismissed PwC as our independent registered public accounting firm. PwC’s audit reports on our consolidated financial statements for the fiscal years ended December 31, 2016 and 2015 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During our two most recent fiscal years, which ended December 31, 2016 and December 31, 2015, and the subsequent interim period through March 28, 2017, (i) there were no “disagreements” (within the meaning set forth in Item 304(a)(1)(iv) of Regulation S-K) with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of the disagreements in connection with their reports; and (ii) there were no “reportable events” (within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K). In accordance with Item 304(a)(3) of Regulation S-K, we requested that PwC furnish us with a letter addressed to the SEC stating whether or not PwC agrees with above statements. PwC furnished the requested letter, stating its agreement with such statements, and a copy is filed as Exhibit 16.1 to our current report on Form 8-K filed with the SEC on March 31, 2017.

On March 28, 2017, the audit committee approved the engagement of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. During our two most recent fiscal years and the subsequent interim period through March 28, 2017, neither we, nor any person acting on our behalf, consulted RSM US LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of the audit opinion that might be rendered on our financial statements, and RSM US LLP did not provide any written report or oral advice to us that RSM US LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue, or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K.
Independent Registered Public Accounting Firm’s Fees
The following table represents aggregate fees billed to us for services rendered for the years ended December 31, 2015 and 2016 by PwC. For 2015, the fees are those billed to us after July 1, 2015, the date of the spin-off. Prior to the spin-off, Integra paid for all accounting fees and other services provided by PwC.

	Year Ended December 31,
	2016	2015
Audit Fees (1)	$864,280	$1,035,279
Audit Related Fees (2)	—	—
Tax Fees (3)	—	5,000
All Other Fees (4)	366,245	1,800
	$1,230,525	$1,042,079

(1)
Audit Fees consist of fees billed for professional services for audit and the review of our quarterly reports on Form 10-Q, statutory audits, professional services in connection with SEC registration statements, and related services that are normally provided in connection with regulatory filings or engagements.

(2)	We did not engage PwC to perform audit related services.
(3)	Tax Fees consist of fees for professional services for general consultation regarding local tax matters in 2015.
(4)	All Other Fees consists annual licensing fees for an accounting database subscription and advisory services performed in 2016.
Our audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of PwC, and has concluded that the provision of such services is compatible with maintaining the independence of our auditors.
Pre-Approval Policies and Procedures
Under the audit committee charter, the audit committee must pre-approve all audit and non-audit services provided by the independent registered public accounting firm. The policy, as described below, sets forth the procedures and conditions for such pre-approval of such services.
Our management submits requests for approval in writing to the audit committee, which reviews such requests and approves or declines to approve the requests. The audit committee’s pre-approval of audit and non-audit services is not required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the audit committee regarding our engagement of the independent registered public accounting firm, provided that the policies and procedures are detailed as to the particular service, the audit committee is informed of each service provided and such policies and procedures do not include delegation of the audit committee’s responsibilities under the Exchange Act to our management.
The audit committee may delegate to one or more designated members of the audit committee the authority to grant pre-approvals, provided that such approvals are presented to the audit committee at a subsequent meeting. If the audit committee elects to establish pre-approval policies and procedures regarding non-audit services, the audit committee must be informed of each non-audit service provided by our independent registered public accounting firm.
The audit committee pre-approved all audit and permitted non-audit services provided by PwC in 2016. The audit committee has determined that the rendering of the services other than audit services by PwC is compatible with maintaining PwC’s independence.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2017, for:

•	each person or group of affiliated persons who, to our knowledge, owns more than 5% of our common stock;

•	each of our named executive officers (as defined below);

•	each of our directors; and

•	all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with applicable SEC rules, and the information reflected in the table below is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days after March 31, 2017 through the exercise of any option, warrant or right or through the conversion of any convertible security. Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe, based on the information furnished to us, that each of the persons named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.
The information set forth in the table below is based on 11,737,231 shares of our common stock issued and outstanding on March 31, 2017. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, warrants, rights or other convertible securities held by that person that are currently exercisable or will be exercisable within 60 days after March 31, 2017. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the address for each person listed in the table below is c/o SeaSpine Holdings Corporation, 5770 Armada Drive, Carlsbad, California 92008.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% Beneficial Owners:
Richard E. Caruso (1)	2,060,106	17.55%
Broadfin Capital, LLC (2)	1,100,007	9.37%
Adage Capital Partners, L.P. (3)	1,059,398	9.03%
Entities affiliated with HealthCore Management, L.P. (4)	641,700	5.47%

Directors and Named Executive Officers:
Kirtley (Kirt) C. Stephenson (5)	146,695	1.24%
Stuart M. Essig (6)	681,069	5.69%
Cheryl R. Blanchard (7)	64,064	1.00%
Keith Bradley (8)	88,864	*
Michael Fekete (9)	93,607	*
John B. Henneman, III (10)	109,158	*
James M. Sullivan (11)	88,024	*
Keith C. Valentine (12)	350,812	2.94%
John J. Bostjancic (13)	91310	*
Patrick Keran (14)	53,246	*
All Current Directors and Executive Officers as a Group (12 persons) (15)	1,868,461	14.56%

*	Represents beneficial ownership of less than 1%.

(1)
Includes 1,997,068 shares of common stock held by Tru St Partnership, L.P., a Pennsylvania limited partnership (Tru St). Also includes 7,779 shares of common stock held by Provco Leasing Corporation (Provco), of which Dr. Caruso is President and sole director and 24,382 shares of common stock held by The Uncommon Individual Foundation, of which Dr. Caruso is the Chief Executive Officer. Provco is the corporate general partner of Tru St. Dr. Caruso may be deemed to have shared voting and dispositive power over the shares held by Tru St, Provco and The Uncommon Individual Foundation. Also includes 15,457 shares of common stock as to which Dr. Caruso has sole voting power and 15,420 shares of common stock that Dr. Caruso has the right to acquire pursuant to outstanding options which are exercisable within 60 days following March 31, 2017. Dr. Caruso disclaims beneficial ownership of the shares held by Tru St, Provco and The Uncommon Individual Foundation, except to the extent of his pecuniary interest therein. Dr. Caruso’s address is c/o The Provco Group, LTD, 795 E. Lancaster Avenue, Suite 200, Villanova, PA 19085. Provco’s address is 1105 N. Market Street, Suite 602, Wilmington, DE 19801. Tru St.’s address is 795 East Lancaster Avenue, Suite 200, Villanova, PA 19085.  Information regarding these shares is based in part on the Schedule 13G filed by Richard E. Caruso, Ph.D. with the SEC on February 8, 2017.

(2)
Broadfin Capital, LLC (Broadfin) has shared voting power and shared dispositive power over all of these shares with Broadfin Healthcare Master Fund, Ltd. (Broadfin Master Fund) and Kevin Kotler.  Mr. Kotler is a managing member of Broadfin and a director of Broadfin Master Fund.  Broadfin’s address is 300 Park Avenue, 25th Floor, New York, NY 10022.  Broadfin Master Fund’s address is 20 Genesis Close, Ansbacher House, 2nd Floor, P.O. Box 1344, Grand Cayman KY1-1108, Cayman Islands.  Mr. Kotler’s address is c/o Broadfin Capital, LLC, 300 Park Avenue, 25th Floor, New York, NY 10022.  The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G/A filed by Broadfin with the SEC on February 10, 2017.

(3)
Adage Capital Partners, L.P. (ACP) has shared voting power and shared dispositive power over all of these shares.  Adage Capital Partners GP, L.L.C. (ACPGP) is the general partner of ACP and Adage Capital Advisors, L.L.C. (“ACA”) is the managing member of ACPGP.  Robert Atchinson and Phillip Gross are each managing members of ACA, managing members of ACPGP and general partners of ACP.  ACP has the power to dispose of and the power to vote the shares of Common Stock beneficially owned by it, which power may be exercised by ACPGP as its general partner.  ACA, as managing member of ACPGP, directs ACPGP's operations. Neither ACPGP nor ACA directly own any of the shares of common stock beneficially owned by ACP.  Mr. Atchinson and Mr. Gross, as managing members of ACA, have shared power to vote the shares of common stock beneficially owned by ACP.  Neither Mr. Atchinson nor Mr. Gross directly own any shares of common stock of SeaSpine.  By reason of the provisions of Rule 13d-3 of the Exchange Act, each of ACPGP, ACP, Mr. Atchinson and Mr. Gross may be deemed to beneficially own the shares beneficially owned by ACP.  ACA’s address is 200 Clarendon Street, 52nd floor, Boston, Massachusetts 02116.  The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G filed by ACP with the SEC on February 9, 2017.

(4)
Collectively, HealthCor Offshore Master Fund, L.P. and HealthCor Sanatate Offshore Master Fund, L.P. (each a Fund and together, the Funds) are the beneficial owners of a total of 641,700 shares of the common stock of SeaSpine.  HealthCor Offshore GP, LLC is the general partner of HealthCor Offshore Master Fund, L.P. Accordingly, HealthCor Offshore GP, LLC may be deemed to beneficially own the shares of common stock that are beneficially owned by HealthCor Offshore Master Fund, L.P. HealthCor Group, LLC is the managing member of HealthCor Offshore GP, LLC and, therefore, may be deemed to beneficially own the shares of Common Stock that are beneficially owned by HealthCor Offshore Master Fund, L.P.  HealthCor Offshore II GP, LLC is the general partner of HealthCor Sanatate Offshore Master Fund, L.P. Accordingly, HealthCor Offshore II GP, LLC may be deemed to beneficially own the shares of common stock that are beneficially owned by HealthCor Sanatate Offshore Master Fund, L.P. HealthCor Group, LLC is the managing member of HealthCor Offshore II GP, LLC and, therefore, may be deemed to beneficially own the shares of common stock that are beneficially owned by HealthCor Sanatate Offshore Master Fund, L.P.  By virtue of its position as the investment manager of the Funds, HealthCor Management, L.P. may be deemed a beneficial owner of all the shares of common stock owned by the Funds. HealthCor Associates, LLC is the general partner of HealthCor Management, L.P. and thus may also be deemed to beneficially own the shares of Common Stock that are beneficially owned by the Funds.  As the Managers of HealthCor Associates, LLC, Arthur Cohen and Joseph Healey exercise both voting and investment power with respect to the shares of Common Stock reported herein, and therefore each may be deemed a beneficial owner of such Common Stock.  Each of such persons disclaims beneficial ownership of such shares in excess of their actual pecuniary interest therein. The address of each of the entities affiliated with HealthCor Management, L.P. is Carnegie Hall Tower, 152 West 57th Street, 43rd Floor, New York, New York 10019.  The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G/A filed by Bridger Healthcare, Ltd. with the SEC on February 14, 2017.

(5)
Includes 9,700 shares of common stock held by the Kirtley & Leslie Stephenson 2014 Trust, of which Mr. Stephenson is a trustee. Mr. Stephenson has shared investment power over 9,700 shares of common stock held by the Kirtley & Leslie Stephenson 2014 Trust. Also includes 19,878 shares of common stock held by Mr. Stephenson and 117,117 shares of common stock that Mr. Stephenson has the right to acquire pursuant to outstanding options which are exercisable within 60 days of March 31, 2017.

(6)
Includes 32,550 shares of common stock held by the Essig Enright Family Foundation, of which Dr. Essig is a trustee, and 32,550 shares of common stock held by the Stuart M. Essig 2007 Family Trust. Dr. Essig has shared investment power over 65,100 shares of common stock held by the Essig Enright Family Foundation and the Stuart M. Essig 2007 Family Trust. Also includes 378,946 shares of common stock held by Dr. Essig and 237,023 shares of common stock that Dr. Essig has the right to acquire pursuant to outstanding options which are exercisable within 60 days of March 31, 2017.

(7)
Consists of 10,010 shares of common stock and 54,054 shares of common stock that Dr. Blanchard has the right to acquire pursuant to outstanding options which are exercisable within 60 days of March 31, 2017.

(8)
Consists of 13,398 shares of common stock and 75,466 shares of common stock that Dr. Bradley has the right to acquire pursuant to outstanding options which are exercisable within 60 days of March 31, 2017.

(9)
Consists of 15,110 shares of common stock and 78,497 shares of common stock that Mr. Fekete has the right to acquire pursuant to outstanding options which are exercisable within 60 days of March 31, 2017.

(10)
Consists of 18,903 shares of common stock and 90,255 shares of common stock that Mr. Henneman has the right to acquire pursuant to outstanding options which are exercisable within 60 days of March 31, 2017.

(11)
Consists of 20,389 shares of common stock and 67,635 shares of common stock that Mr. Sullivan has the right to acquire pursuant to outstanding options which are exercisable within 60 days of March 31, 2017.

(12)
Consists of 141,725 shares of common stock and 209,087 shares of common stock that Mr. Valentine has the right to acquire pursuant to outstanding options which are exercisable within 60 days of March 31, 2017.

(13)
Consists of 40,121 shares of common stock and 51,189 shares of common stock that Mr. Bostjancic has the right to acquire pursuant to outstanding options which are exercisable within 60 days of March 31, 2017.

(14)
Consists of 10,554 shares of common stock and 42,692 shares of common stock that Mr. Keran has the right to acquire pursuant to outstanding options which are exercisable within 60 days of March 31, 2017.

(15)	Consists of 772,741 shares of common stock and 1,095,720 shares of common stock acquirable pursuant to outstanding options which are exercisable within 60 days of March 31, 2017.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Our Executive Officers
The table below sets forth the name, age and position of each of our executive officers as of March 31, 2017.

Name	Age	Position
Keith C. Valentine	49	President, Chief Executive Officer and Director
John J. Bostjancic	46	Chief Financial Officer, Treasurer
Brian D. Baker	50	Vice President, Global Operations
Patrick L. Keran	45	Vice President, General Counsel and Secretary
John J. Winge	50	Vice President, Sales

Business Experience
The following is a brief account of the education and business experience of our current executive officers:
The biography of Keith C. Valentine, can be found above under “Proposal 1 – Election of Directors.”
John J. Bostjancic has served as our chief financial officer since March 2015 and our treasurer since July 2015.  Prior to this, Mr. Bostjancic served as acting chief financial officer of the SeaSpine business within Integra since December 2014.  Prior to that, he was Integra’s senior vice president of global supply chain from February 2012 through November 2014, where he was responsible for global planning, kitting, distribution, logistics and customer service functions and led the project team implementing the U.S. Food and Drug Administration’s “unique device identifier” rule in 2014. From 2008 until January 2012, Mr. Bostjancic was senior vice president of financial planning & analysis at Integra. Since Mr. Bostjancic joined Integra in 1999, he held roles of increasing responsibility in the finance organization, including corporate controller from 2003 through 2006. Before joining Integra, Mr. Bostjancic was a manager in the accounting standards team at Merck & Co., Inc., a publicly traded global health care company, from 1998 through 1999 and worked in the business assurance organization at PricewaterhouseCoopers from 1993 through 1998. He received his B.S. in accounting from the College of New Jersey.
Brian D. Baker has served as our vice president, global operations since July 2015 and, from March 2015 to July 2015, was vice president, operations of the SeaSpine business within Integra. From November 2013 until March 2015, Mr. Baker was an industry consultant providing mergers and acquisitions and business process optimization services. Beginning in 2007, Mr. Baker was with Integra following its acquisition of Physician Industries, Inc., a company which sold pain management products and of which Mr. Baker was president and chief executive officer from 1994 until 2007. At Integra, Mr. Baker served as president of Integra’s pain management division from May 2007 to September 2011 and as vice president, operations from September 2011 until November 2013. Mr. Baker received a B.A. in business administration from the University of Phoenix
Patrick L. Keran has served as our general counsel since October 2015 and secretary since June 2016. Prior to joining SeaSpine, Mr. Keran provided strategic and business advisory services to a variety of life sciences companies, including acting as Chief Legal Officer to NAIA Pharmaceuticals, Inc., a privately held international drug development company. From February 2010 to February 2015, Mr. Keran served as president and chief operating officer of Mast Therapeutics, Inc., a publicly held clinical stage biopharmaceutical company, and from August 2006 to February 2010, he served as its general counsel. He also served as Mast’s secretary from September 2006 to February 2015 and served as its principal financial officer from July 2009 to January 2013. Previously, from 2004 to 2006, Mr. Keran was associate general counsel at Ionis Pharmaceuticals, Inc. (formerly known as Isis Pharmaceuticals, Inc.), a publicly held drug discovery and development company. From 1999 to 2004, Mr. Keran practiced corporate law at the law firms of Heller Ehrman LLP and Brobeck Phleger & Harrison LLP, specializing in public and private financings, licensing arrangements, mergers and acquisitions and corporate governance matters. Mr. Keran is licensed to practice law in the State of California. Mr. Keran received a B.A. from the University of California at San Diego and a J.D. from the University of California at Berkeley, Boalt Hall School of Law.
John J. Winge has served as our vice president, sales since June 2015.  From August 2008 to June 2015 he served as vice president, sales of Integra’s U.S. spine division.  He was also vice president, marketing for Integra’s U.S. spine division from June 2011 to September 2013. Mr. Winge joined Integra in August 2008 when Integra acquired Theken Spine, LLC,a privately held medical device company focused on spine, where Mr. Winge served as executive vice president, sales and played an integral role in building Theken Spine from approximately $6 million to roughly $50 million in annual revenue. Prior to joining Theken Spine in 2004, Mr. Winge led the distribution business for REO Spine as the U.S. distributor for Eurosurgical Ltd., a distributor of surgical instrumentation and medical equipment products, from 1999 to 2004. Mr. Winge worked with various independent distributors from 1992 to 1998 as a spine hardware sales representative and manager. Mr. Winge began his medical device career as a sales representative for Sofamor Danek. Mr. Winge received a B.A. in economics from the University of Pittsburgh.
2016 Named Executive Officer Compensation
This section discusses the material components of the executive compensation program for our named executive officers. Our named executive officers for 2016 are:

Name	Position
Keith C. Valentine	President, Chief Executive Officer and Director
John J. Bostjancic	Chief Financial Officer, Treasurer
Patrick L. Keran	Vice President, General Counsel and Secretary
Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for our last two completed fiscal years, other than for Mr. Keran who was not a named executive officer for fiscal 2015.

2016 Summary Compensation Table
				Stock	Option	Non-Equity Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation
Name and Principal Position	Year	($)(1)	($)	($)(2)(3)	($)(3)	($)	($)(4)	Total ($)
Keith Valentine(5)	2016	512,124	—	295,481	344,063	−	4,125	1,155,793
Chief Executive Officer	2015	328,846	400,000	−	1,864,688	−	−	2,593,534
John Bostjancic	2016	332,875	—	115,070	149,094	−	4,125	601,164
Chief Financial Officer	2015	318,724	162,500	52,102	355,725	−	113,810	1,002,861
Patrick Keran	2016	332,881	—	112,978	149,094	−	4,125	599,078
Vice President, General Counsel

(1)	With respect to Messrs. Valentine and Bostjancic, the 2015 amounts consist of amounts paid by Integra prior to July 1, 2015, the date the spin-off occurred, and amounts we paid following the spin-off.

(2)
The 2016 amounts represents the grant date fair value of restricted stock units granted to the named executive officers under our annual incentive program for corporate and individual performance in 2016, although the restricted stock units were granted in 2017. Amounts shown are based on the full grant date fair value of the entire award, regardless of vesting requirements.

(3)
Represents the grant date fair value of the stock awards granted to Mr. Bostjancic in 2015 and option awards granted to the named executive officers during the applicable year determined in accordance with ASC Topic 718, Compensation—Stock Compensation (ASC Topic 718). See Note 8 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 for details as to the assumptions used to determine the fair value of the awards granted by us. Amounts shown are based on the full grant date fair value of the entire award, regardless of vesting requirements.

(4)	2016 amounts consist of matching contributions we made under our 401(k) plan.

(5)	Mr. Valentine's 2015 salary reflects his prorated portion following his commencement of employment in May 2015.

Narrative to Summary Compensation Table
Base Salaries
Our named executive officers’ base salaries are set by our compensation committee to be commensurate with their positions as named executive officers of a public company and are expected to provide a steady source of income sufficient to permit these officers to focus their time and attention on their work duties and responsibilities. As of March 7, 2016, the 2016 annual base salaries for Messrs. Valentine, Bostjancic and Keran increased from $500,000, $325,000 and $325,000, respectively, to $515,000, $334,750 and $334,750, respectively.
Any future adjustments to the base salary of our named executive officers will be reflective of factors such as the scope of their responsibilities, background, track record, training and experience, as well as competitive external market positioning and the overall market demand for such executives at the time compensation decisions are made. As with total executive compensation, we intend that executive base salaries should be competitive with the range of salaries for executives in similar positions and with similar responsibilities. An executive's base salary will be evaluated together with components of the executive's other compensation to ensure that the executive's target and actual total compensation is consistent with our overall compensation philosophy.
In February 2017, our compensation committee approved base salary increases for 2017 for our named executive officers. Their base salaries were increased to the following amounts effective as of March 5, 2017:  Mr. Valentine, $530,450; Mr. Bostjancic, $344,792; and Mr. Keran, $344,792.
Annual Incentive Program
In February 2016, our compensation committee established a new annual incentive program under our Amended and Restated 2015 Incentive Award Plan (the 2015 Plan).The annual incentive program provides annual bonus opportunities for the named executive officers and other members of our senior leadership team designated as participants by our compensation committee. The methodology for determining annual bonuses under the annual incentive program plan is designed to motivate and reward participants for their contributions to the Company, based on corporate and/or individual performance.
Under the annual incentive program, a portion of a participant’s annual bonus will be tied to corporate goals established at the beginning of each fiscal year by our compensation committee, with the relative weightings between those goals also approved by our compensation committee. A portion of a participant’s annual bonus will also be determined in the discretion of our compensation committee based on the participant’s individual performance and such other factors as our compensation committee deems appropriate. The payout level for each executive’s annual bonus under the annual incentive program will range between 0% and 200% of target. A participant must generally remain employed through the date of payment of his or her annual bonus under the annual incentive program in order to remain eligible to receive such bonus.
In February 2016, our compensation committee established guidelines for the 2016 performance period of the annual incentive program. Target bonuses for the named executive officers for 2016 were 85% of base salary for Mr. Valentine, and 50% of base salary for each of Messrs. Bostjancic and Keran. For 2016, 75% of each participant’s annual bonus was determined based on achievement relative to corporate goals and 25% was determined based on individual performance. The corporate performance metrics for 2016 were revenue, year-end liquidity, and product launches, weighted 50%, 30% and 20%, respectively. The guidelines also set forth achievement levels within each corporate performance metric (from 80% to 200%), though achievement levels were intended as benchmarks, rather than binary requirements or minimums / maximums, and did not mandate linear interpolation between achievement levels.

In determining the amounts of the awards for 2016, our compensation committee considered the weighting associated with each corporate metric, whether the metric had been met, the degree and quality of performance for partially achieved metrics, the level of difficulty of a metric, and the conditions or changes in circumstances that affected the ability to achieve or desirability of achievement of a particular metric. After considering these factors, our compensation committee determined to award a corporate metric achievement level of 50%. Despite support for 70%, as set forth in the table below, our compensation committee determined that 50% was appropriate under the circumstances. Specifically, the over-achievement on our year-end liquidity metric was due, in part, to cost-containment measures we implemented in response to the under-achievement on our revenue metric. The committee also determined that each named executive officer performed at a high level in 2016 when compared against the executive’s individual performance goals. To conserve cash and maximize our ability to achieve our long-term objectives, our compensation committee determined that all bonus amounts for our senior leadership team for 2016 would be paid in restricted stock units issued under the 2015 Plan. The bonus amounts are set forth in the “Stock Awards” column of the Summary Compensation Table above.

Metric	Weight	100% Target	Actual Result	Weighted Achievement
Revenue	50%	$137 million	$129 million	0%
Year-End Liquidity	30%	24 months	~36 months	30%
Product Launches	20%	8	12[a]	40%
TOTAL				70%
a Reflects achievement at the 200% level.

In February 2017, our compensation committee established guidelines for the 2017 performance period of the annual incentive program. Target bonuses under the annual incentive program for the named executive officers for 2017 will be as follows: Mr. Valentine, 85% of base salary; and each of Messrs. Bostjancic and Keran, 50% of base salary. For 2017, 75% of each participant’s annual bonus will be determined based on achievement relative to corporate metrics and 25% will be determined based on individual performance. The corporate performance metrics for 2017 will be revenues, new product revenue, net cash spend and product development and launches. The separate “new product revenue” corporate metric reflects our continued focus on developing new, more innovative products and ensuring product launches translate to revenue. The guidelines set forth achievement levels within each performance metric (from 50% to 150%), though achievement levels are intended as benchmarks, rather than binary requirements or minimums / maximums, and do not mandate linear interpolation between achievement levels.

Equity Compensation

Following the spin-off, our compensation committee made the first equity awards to our named executive officers, in August 2015 to coincide generally with our formation as a new, independent company and to align executives' interests with stockholders at the earliest practicable date. In 2016, our compensation committee granted stock options to each of our named executive officers. All stock options granted by our compensation committee to our named executive officers have a term of eight years from the date of grant and were granted with an exercise price equal to the fair market value of our common stock on the date of grant. The vesting terms of such options are described in footnotes to the 2016 Outstanding Equity Awards at Fiscal Year End table set out in under “—Outstanding Equity Awards at Fiscal Year-End,” below. In general, a named executive officer is required to be employed on a vesting date to be eligible to vest in these time-based awards, subject to acceleration under certain circumstances as described below under “—Executive Compensation Arrangements,” below.

In 2015 and before the spin-off, the Integra compensation committee granted two restricted stock awards to Mr. Bostjancic. As was the case with other individuals who were employed or engaged by us or one of our affiliates following the spin-off, these awards were converted into a SeaSpine restricted stock award covering a number of shares of our common stock such that the pre-spin-off value of the underlying Integra restricted stock award was approximately preserved. The resulting awards are generally subject to the same terms and conditions, including the same vesting and share payment timing provisions, as those that applied to the Integra awards immediately prior to the spin-off. These awards, as converted, and their vesting terms are set forth in the 2016 Outstanding Equity Awards at Fiscal Year End table set out in under “—Outstanding Equity Awards at Fiscal Year-End,” below, and its footnotes.
Other Elements of Compensation
Retirement Plans
We maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms generally applicable to other full-time employees. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan, and making matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.  We provide matching contributions to our employees equal to 100% of the first 1% of their eligible compensation and 50% of the next 4% of their eligible compensation, up to a maximum matching contribution of $4,125 per employee.
Employee Benefits and Perquisites
Additional benefits available to our employees including our named executive officers, include medical, dental, and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance coverage.

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of shares of our common stock underlying outstanding equity awards for each named executive officer as of December 31, 2016.

	2016 Outstanding Equity Awards at Fiscal Year End
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock Awards That Have Not Vested (#) (4)	Market Value of Shares of Stock Awards that Have Not Vested ($)(7)
Keith Valentine	1/27/2016	37,270	111,804 (1)	14.19	1/27/2024	—	—
	8/1/2015	121,875	203,125 (2)	15.68	8/1/2023	—	—
John Bostjancic	1/27/2016	16,152	48,447 (1)	14.19	1/27/2024	—	—
	8/1/2015	23,250	38,750 (2)	15.68	8/1/2023	—	—
	3/23/2015	—	—	—	—	2,022 (5)	$15,974
	3/24/2014	—	—	—	—	3,860 (6)	$30,494
Patrick Keran	1/27/2016	16,155	48,444 (1)	14.19	1/27/2024
	11/1/2015	15,000	45,000 (3)	15.08	11/1/2023

(1)
This option was approved by our compensation committee on January 27, 2016, subject to stockholder approval of the amendment and restatement of the equity plan under which it was granted, which was obtained at our 2016 annual meeting of stockholders on June 7, 2016. This option vests in equal quarterly installments over four years, with the first installment vesting on March 31, 2016; provided that in no event will the option vest prior to the first anniversary of the option holder's first day of employment (at which time the portion of the option that would have vested but for this one-year cliff, will vest). The first day of employment for each named executive officer was June 1, 2016 for Mr. Valentine, June 30, 2016 for Mr. Bostjancic and December 31, 2016 for Mr. Keran.

(2)	This option vested as to 25% of the underlying shares on May 1, 2016, and the remaining 75% vested or will vest in twelve substantially equal quarterly installments thereafter.

(3)	This option vested as to 25% of the underlying shares on November 1, 2016, and the remaining 75% vested or will vest in twelve substantially equal quarterly installments thereafter.

(4)
Each Integra restricted award held by an individual who was employed or engaged by SeaSpine or its affiliates following the spin-off was converted into a SeaSpine restricted stock award covering a number of shares of our common stock such that the pre-spin-off value of the underlying Integra restricted stock award was approximately preserved. The restricted stock awards reported in this column represent such as-converted restricted stock awards.

(5)	This stock award vested or will vest in three equal installments on each of March 23, 2016, March 23, 2017 and March 23, 2018, subject to continued employment.

(6)	The stock award vested or will vest in two equal installments on each of March 24, 2016 and March 24, 2017, subject to continued employment.

(7)	Calculated based on the closing trading price of our common stock as reported on NASDAQ on December 30, 2016 ($7.90), the last trading day of 2016.
Executive Compensation Arrangements
Following is a summary of the employment and severance arrangements entered into with our named executive officers.
Keith Valentine Employment Agreement
On April 28, 2015, we entered into an employment agreement with Keith Valentine, pursuant to which he serves as our chief executive officer. Mr. Valentine’s employment commenced May 1, 2015 and, unless earlier terminated, his employment as our chief executive officer will terminate on May 1, 2019. The following is a summary of the material terms of his employment agreement.

Mr. Valentine is entitled to receive an annual base salary of $500,000 and is eligible for an annual bonus opportunity targeted at least at 85% of his annual base salary. Mr. Valentine’s bonus opportunity will be pro-rated for his partial year of service. Mr. Valentine’s base salary is subject to annual review and may be increased in the discretion of the compensation committee of our board of directors.

Following the spin-off, Mr. Valentine received a nonqualified stock option to purchase 325,000 shares of our common stock with a maximum term of eight years and that vests with respect to 25% of the shares on May 1, 2016 and, with respect to the remaining 75% of the shares, in equal quarterly installments over the following three-year period, subject to his continued service. If his employment is terminated due to his death or disability, then all the shares subject to this option will vest and become exercisable in full.

Mr. Valentine is eligible to receive a discretionary annual equity award as determined by our compensation committee in its sole discretion. The amount, form and mix of such award will be determined by our compensation committee in its discretion after giving consideration to annual equity-based awards granted to chief executive officers in our peer group. However, it is anticipated such award will be in the form of restricted stock units with a value equal to 1.5 times his then-current annual base salary and will vest over a three-year period.

If Mr. Valentine’s employment is terminated outside the context of a change in control by us other than for “cause,” death or “disability,” or by Mr. Valentine for “good reason” (each, as defined in his employment agreement), then, in addition to accrued amounts, Mr. Valentine will be entitled to the following payments and benefits:

•	A lump sum payment equal to 2.99 times his annual base salary;

•	Company-subsidized healthcare continuation coverage for Mr. Valentine and his dependents for up to eighteen months after his termination date;

•	Accelerated vesting of any equity awards that are outstanding immediately prior to such termination and that vest solely based on the passage of time; and

•	Eligibility to receive a pro-rated annual bonus for the year in which the termination occurs.
If Mr. Valentine’s employment is terminated within twelve months following a change in control by us other than cause, death or disability, or by Mr. Valentine for good reason, then he will be entitled to receive the same payments and benefits as in the non-change in control context, except the lump sum cash payment will instead equal 2.99 times the sum of his annual base salary and target bonus opportunity.
Mr. Valentine’s right to receive severance payments pursuant to his employment agreement is contingent on Mr. Valentine’s executing a general release of claims against the Company. In addition, to the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the Code), such payments and/or benefits will be subject to a “best pay cap” reduction, if such reduction would result in a greater net after-tax benefit to Mr. Valentine than receiving the full amount of such payments.

Mr. Valentine’s employment agreement contains an employee non-solicitation covenant that extends for 18 months following a termination of his employment. We agreed to reimburse Mr. Valentine for up to $35,000 in legal fees and expenses incurred in connection with the drafting, review and negotiation of his employment agreement and the option agreement related to the stock option described above.
Letter Agreements
In March 2015 and October 2015, we entered into an employment offer letter with each of Mssrs. Bostjancic and Keran, respectively, pursuant to which they serve as our chief financial officer and vice president and general counsel, respectively. These offer letters set forth their initial annual base salary and target annual bonus opportunity.
In addition, Mr. Bostjancic's offer letter states that he is eligible to receive a discretionary annual equity award with value no greater than $210,000, and that, in connection with the spin-off, Mr. Bostjancic was eligible to receive (i) one or more equity awards, including a stock option to purchase shares of our common stock, with an aggregate fair value of $252,078 and (ii) relocation assistance of up to $100,000 in connection with his move to California.

Senior Leadership Retention and Severance Plan
In January 2016, our compensation committee adopted the Senior Leadership Retention and Severance Plan, or the Severance Plan. The Severance Plan provides our named executive officers (other than Mr. Valentine, who is not an eligible participant) and the other members of our senior leadership team with certain severance benefits.
Under the Severance Plan, if a participant’s employment is terminated prior to a change in control or more than twelve months following a change in control by us without “cause” (and other than by reason of death or disability) or by the participant for “good reason” (each as defined in the Severance Plan), then the participant will be entitled to a lump sum payment equal to his or her annual base salary, less his or her accrued but unused paid time off.
Under the Severance Plan, if a participant’s employment is terminated within twelve months following a change in control by us without cause (and other than by reason of death or disability) or by the participant for good reason, then the participant will be entitled to the following payments and benefits:

•	A lump sum payment equal to two times his or her annual base salary, less his or her accrued but unused paid time off;

•
A lump sum payment equal to the estimated monthly premium cost of continuing health care coverage (including, without limitation, medical, dental and vision coverage) for the participant and his or her dependents who are covered immediately prior to the termination under the federal law known as COBRA for twenty-four months; and

•
Accelerated vesting of any equity awards that are outstanding immediately prior to such termination and that vest solely based on the passage of time. In addition, as applicable, each such award shall remain exercisable until the date that is twelve months after the date of termination (which, for these purposes, will be deemed to have occurred on the vesting date that would have occurred immediately following the termination, had such termination not occurred) (but in no event beyond the original expiration date of such award).

A participant’s right to receive the severance payments pursuant to the Severance Plan is contingent on his or her executing a general release of claims against us. In addition, to the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Code, such payments and/or benefits will be subject to a “best pay cap” reduction, if such reduction would result in a greater net after-tax benefit to the participant than receiving the full amount of such payments.

The Severance Plan superseded the severance provisions contained in the employment offer letters we entered into with each of Messrs. Bostjancic and Keran.
Equity Compensation Plan Information
The following table summarizes securities available under our equity compensation plans as of December 31, 2016 (in thousands, except per share data).

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
Amended and Restated 2015 Incentive Award Plan (1)
Awards granted by Integra prior to the spin-off and converted to SeaSpine Awards awards in connection with the spin-off (2)	352,115	$11.16	—
Awards granted following the spin-off	2,527,458	$14.65	1,087,630
Equity compensation plans not approved by security holders:
2016 Employment Inducement Incentive Award Plan (3)	—	$—	1,000,000

(1)
The Amended and Restated 2015 Incentive Award Plan is a broad-based incentive plan, which allows for the grant of stock options, restricted stock, dividend equivalents, stock payments, restricted stock units, performance shares, other incentive awards, stock appreciation rights, and cash awards to employees, consultants and non-employee directors. If an award under the plan is forfeited, expires or is settled for cash, any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the plan. In addition, shares tendered or withheld to satisfy tax withholding obligations associated with an award may be used again for new grants under the plan. However, the following shares may not be used again for grant under the plan: (1) shares tendered by a participant or withheld by us in payment of the exercise price of an option; (2) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the SAR on its exercise; and (3) shares purchased on the open market with the cash proceeds from the exercise of options.

(2)	Does not include 59,974 shares of restricted stock awards outstanding and unvested as of December 31, 2016.

(3)
In 2016, we established the SeaSpine Holdings Corporation 2016 Employment Inducement Incentive Award Plan. The plan is a broad-based incentive plan which allows for the issuance of stock-based awards, including non-qualified stock options, restricted stock awards, performance awards, restricted stock unit awards and stock appreciation rights, to any prospective officer or other employee who has not previously been an employee or director of SeaSpine or an affiliate or who is commencing employment with SeaSpine or an affiliate following a bona-fide period of non-employment by SeaSpine or an affiliate. We have not awarded any awards under the plan as of March 31, 2017.

Policies Regarding Tax Deductibility of Compensation
Within our performance-based compensation program, we aim to compensate the named executive officers in a manner that is tax-effective for us without sacrificing the effectiveness of the incentive programs being offered to executives. Section 162(m) of the Code restricts the ability of publicly held companies to take a federal income tax deduction for compensation paid to certain of their executive officers to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. However, this limitation does not apply to compensation that is “qualified performance-based compensation” under Section 162(m) of the Code.
The non-performance based compensation paid in cash to our executive officers for the 2015 and 2016 fiscal years did not exceed the $1.0 million limit per officer. While we consider the tax deductibility of each element of executive compensation as a factor in our overall compensation program, the compensation committee retains the discretion to approve compensation that may not qualify for the compensation deduction if, in light of all applicable circumstances, it would be in our best interest for such compensation to be paid without regard to whether it may be tax deductible.
Compensation Committee Interlocks and Insider Participation
During 2016, no member of our compensation committee was one of our officers or employees or had any relationship requiring disclosure under Item 404 of Regulation S-K. During 2016, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Since January 1, 2016 there has not been, nor is there currently proposed, any transaction in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any of our directors or executive officers, any nominee for director, any beneficial owner of more than 5% of any class of our voting securities or any of their respective affiliates or immediate family members, had, or will have, a direct or indirect material interest.
Potential Conflicts of Interest
A number of our directors and officers continue to own Integra common stock (in at least one case, a substantial amount), as well as, in some cases, equity awards covering Integra stock. The direct interests of our directors and officers and related entities in common stock of Integra could create, or appear to create, potential conflicts of interest with respect to matters involving both Integra and us that could have different implications for Integra than they do for us. As a result, we may be precluded from pursuing certain opportunities on which we would otherwise act, including growth opportunities.
Following the spin-off, Integra and SeaSpine have operated, and will continue to operate, independently, and neither will have any ownership interest in the other. Our executive officers and board of directors have fiduciary duties to our stockholders.

Likewise, any such persons who serve in similar capacities at Integra have fiduciary duties to Integra stockholders. Therefore, such persons may have conflicts of interest or the appearance of conflicts of interest with respect to matters involving or affecting more than one of the companies to which they owe fiduciary duties. For example, there may be the potential for a conflict of interest when SeaSpine or Integra looks at acquisitions and other corporate opportunities that may be suitable for each of them. Any potential conflicts that arise will be addressed on a case-by-case basis, keeping in mind the applicable fiduciary duties owed by the directors of each company. From time to time, we may enter into transactions with Integra and/or its subsidiaries or other affiliates. There can be no assurance that the terms of any such transactions will be as favorable to SeaSpine, Integra, or any of their subsidiaries or affiliates as would be the case where there is no overlapping director. See “Policies and Procedures for Related Party Transactions” below for a discussion of certain procedures we have adopted to address any such potential conflicts that may arise.
Policies and Procedures for Related Party Transactions
Our board of directors has adopted a written related person transaction policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. Pursuant to this written policy, we will review all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which we are a participant and the amount involved exceeds $100,000, and in which any Related Person had, has or will have a direct or indirect interest. For purposes of the policy, a “Related Person” means:
(a) any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer or a nominee to become one of our directors;
(b) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;
(c) any immediate family member of any of the persons described in paragraphs (a) or (b) above; and
(d) any firm, corporation or other entity in which any of the persons described in paragraphs (a) or (b) above is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.
If our legal department determines that a proposed transaction is a transaction for which approval is required under applicable SEC rules and regulations, the proposed transaction will be submitted to the audit committee for consideration at its next meeting. In those instances in which the legal department, in consultation with our chief executive officer or chief financial officer, determines that it is not practicable or desirable to wait until the next audit committee meeting, unless the audit committee chair or any of his or her immediate family members is the Related Person, the transaction will be presented to the audit committee chair, who has delegated authority to act between audit committee meetings with respect to these matters.

The audit committee (or the audit committee chair, as applicable) will consider all of the relevant facts and circumstances available to the committee, including (if applicable) but not limited to, the benefits to us; the impact on a director’s independence in the event the Related Person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. No member of the audit committee shall participate in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the Related Person. The audit committee (or the audit committee chair, as applicable) shall approve only those related person transactions that it determines in good faith are in, or are not inconsistent with, the best interests of our company and of our stockholders.
Indemnification of Officers and Directors
Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law (the DGCL). The DGCL, however, prohibits our amended and restated certificate of incorporation from limiting the liability of our directors for the following:

•	any breach of the director’s duty of loyalty to us or to our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.
Our amended and restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under the DGCL.

This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws.
In addition to the indemnification required in our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into indemnification agreements with each of our current directors and officers. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our company, or any of our subsidiaries, by reason of any action or inaction by them while serving as such officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of our company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification, including any determination that any such indemnification by us is against public policy as expressed in the Securities Act. We believe that these amended and restated bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
We maintain general liability insurance covering certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, whether or not we would have the power to indemnify such person against such liability under the DGCL or the provisions of our amended and restated certificate of incorporation or amended and restated bylaws.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Under Section 16(a) of the Exchange Act, our directors and executive officers, and beneficial owners of more than 10% of our common stock (collectively, reporting persons) are required to file reports of ownership of our common stock and changes in such ownership with the SEC. Reporting persons also are required by SEC rules to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that all Section 16(a) filing requirements applicable to reporting persons were timely met during 2016, except that (i) John Winge was inadvertently late in filing a Form 4 relating to an open market purchase on August 18, 2015, and a Form 4 relating to shares withheld to satisfy statutory tax withholding requirements on vesting of restricted stock that occurred on March 23, March 24, and March 25, 2016; (ii) John Bostjancic was inadvertently late in filing a Form 4 relating to shares withheld to satisfy statutory tax withholding requirements on vesting of restricted stock that occurred on March 23, March 24, March 25, and July 1, 2016; and (iii) Keith Bradley was inadvertently late in filing a Form 4 relating to shares withheld to satisfy statutory tax withholding requirements on vesting of restricted stock that occurred on September 7, 2016.
DELIVERY OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or only one set of other annual meeting materials addressed to those stockholders (unless otherwise requested by one or more of such stockholders). This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
Brokers with account holders who are our stockholders may be householding our proxy materials. A single Notice of Internet Availability of Proxy Materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from us (if you are a stockholder of record) or from your broker (if you are a beneficial owner) that we or they will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or us that you no longer wish to participate in householding.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, or if you currently receive multiple copies and would like to request a single copy, you may (1) notify your broker, (2) direct your written request to our Corporate Secretary at SeaSpine Holdings Corporation, 5770 Armada Drive, Carlsbad, California 92008 or (3) contact us by telephone at (760) 727-8399. Upon written or oral request to us, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials or annual report and proxy statement, to any stockholder at a shared address to which a single copy of such material was delivered.
STOCKHOLDER PROPOSALS
Proposals of stockholders intended to be presented at the annual meeting of stockholders to be held in 2018 must be received by us no later than December 28, 2017, which is 120 days prior to the first anniversary of the expected mailing date of this proxy statement, in order to be included in our proxy statement and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. In addition, our amended and restated bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days before the first anniversary of the date of our 2017 annual meeting of stockholders. Therefore, to be presented at our 2018 annual meeting of stockholders, such a proposal must be received by us no earlier than February 14, 2018 and no later than March 16, 2018. However, if the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not less than 90 calendar days before nor more than 120 calendar days before such annual meeting, or, if later, ten calendar days following the date on which public announcement of the date of such meeting is first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by our board of directors for the 2018 annual meeting may exercise discretionary voting power regarding any such proposal. Stockholders are also advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice.
ANNUAL REPORT
Any person who was a beneficial owner of our common stock on the record date for the annual meeting may request a copy of our annual report, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as our stockholder on such record date. Requests should be directed to SeaSpine Holdings Corporation, 5770 Armada Drive, Carlsbad, California 92008, Attention: Corporate Secretary.
OTHER MATTERS
We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the annual meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes.

By Order of the Board of Directors

/s/ KEITH C. VALENTINE
Keith C. Valentine
President, Chief Executive Officer and Director

San Diego, California
April 27, 2017

SeaSpine

ANNUAL MEETING OF SEASPINE HOLDINGS CORPORATION

Date: June 14, 2017
Time: 9:00 A.M. (local time)
Place: SeaSpine Holdings Corporation, 5770 Armada Drive, Carlsbad, California 92008

Please make your marks like this: ☒ Use dark black pencil or pen only

Board of Directors Recommends a Vote **FOR** proposals 1 and 2.

1: Election of Class II Directors	For	Withhold	Directors Recommend ↓
01 Cheryl R. Blanchard, Ph.D.	☐	☐	**For**
02 Kirtley (Kirt) C. Stephenson	☐	☐	**For**
03 James M. Sullivan	☐	☐	**For**

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here ________________ Please Date Above ________________

Please Sign Here ________________ Please Date Above ________________

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

SeaSpine

Annual Meeting of Seaspine Holdings Corporation to be held on Wednesday, June 14, 2017 for Holders as of April 18, 2017

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:

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- Detach your Proxy Card/Voting Instruction Form.
- Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints John Bostjancic and Patrick Keran and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of SeaSpine Holdings Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

All votes must be received by 5:00 P.M., Eastern Time, June 13, 2017.

PROXY TABULATOR FOR

SEASPINE HOLDINGS CORPORATION
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

SeaSpine Holdings Corporation
Annual Meeting of Stockholders
June 14, 2017, 9:00 a.m. (local time)
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints John Bostjancic and Patrick Keran (the "Named Proxies") and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of SeaSpine Holdings Corporation, a Delaware corporation ("the Company"), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company located at 5770 Armada Drive, Carlsbad, California 92008 on Wednesday, June 14, 2017 at 9:00 A.M. (local time) and all adjournments thereof.

The purpose of the Annual Meeting is to take action on the following:

The Board of Directors of the Company recommends a vote "FOR" all nominees for director and "FOR" proposal 2.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" all nominees for director and "FOR" proposal 2. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

To attend the meeting and vote your shares in person, please mark this box. ☐

→ Please separate carefully at the perforation and return just this portion in the envelope provided. →